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                                                                     EXHIBIT 5.1

                      Nixon, Hargrave, Devans & Doyle LLP
                        Attorneys and Counselors at Law
                                Clinton Square
                             Post Office Box 1051
                        Rochester, New York  14603-1051
                                (716) 263-1000
                             Fax:  (716) 263-1600



                                 June 23, 1999


Financial Institutions, Inc.
220 Liberty Street
P. O. Box 227
Warsaw, New York   14569-0227

     RE:  Registration Statement on Form S-1, Registration No. 333-76865

Gentlemen:

     We have acted as counsel to Financial Institutions, Inc., a New York corporation (the "Company"), in connection with the Registration Statement on Form S-1, as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), to register an aggregate of 1,533,333 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). This opinion is being delivered to you in connection with the Registration Statement.

     In connection with the foregoing, we have examined the Registration Statement and the Preliminary Prospectus dated June 11, 1999 contained in the Registration Statement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents, and have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinion expressed below.

     In rendering the following opinion, we have assumed, without investigation, the authenticity of all documents or other instruments submitted to us as originals, the conformity to the originals of all documents or other instruments submitted to us as copies, the genuineness of all signatures on such originals or copies, and the legal capacity at the time of execution thereof of natural persons who executed any such document or instrument.

     Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that (a) the 1,103,133 shares of the Common Stock that may be issued by the Company covered by the Registration Statement are duly authorized and after such shares have been appropriately issued and delivered in accordance with the provisions of the Underwriting Agreement, the proposed form of which has been or will be included as
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Financial Institutions, Inc.
June 23, 1999

Page 2

Exhibit 1.1 to the Registration Statement, as amended, and the consideration for such shares has been received by the Company, such Shares will be validly issued, fully paid and non-assessable, and (b) the 430,200 Shares to be sold by the Selling Shareholders are duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     This opinion is intended for your benefit and the benefit of your shareholders in connection with the transactions described above and, except as provided in the immediately preceding paragraph, may not be otherwise communicated to, reproduced, filed publicly or relied upon by, any other person or entity for any other purpose without our express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

                              Very truly yours,

                              /s/ Nixon, Hargrave, Devans & Doyle LLP